UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Analogic Corporation

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Analogic Corporation

Notice of Annual Meeting of Stockholders of

Analogic Corporation to be held on January 29, 2010

The Annual Meeting of Stockholders of Analogic Corporation will be held at our headquarters, located at 8 Centennial Drive, Peabody, Massachusetts 01960, on Friday, January 29, 2010 at 11:00 a.m. (Eastern Time) for the following purposes:

(1) To elect three Class II directors and four Class III directors for a one-year term, to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

(2) To consider and act upon an amendment to our By-laws to increase the maximum number of directors that may serve on our board of directors from ten to eleven.

(3) To consider and act upon the Analogic Corporation 2009 Stock Incentive Plan.

(4) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2010.

(5) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the meeting or any adjourned session or sessions thereof.

Our board of directors has fixed the close of business on December 8, 2009 as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

Stockholders are cordially invited to attend the meeting in person. If you are not able to do so and wish that your stock be voted, you are requested to complete, sign, date, and return the accompanying proxy card in the enclosed envelope. No postage is required if mailed in the United States or Canada.

                    JOHN J. FRY

                    Secretary

December 21, 2009

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on January 29, 2010

This proxy statement is furnished on behalf of the Board of Directors (which we refer to as our board) of Analogic Corporation (which we refer to as we, us, or Analogic) in connection with the solicitation of proxies for use at our annual meeting of stockholders (which we refer to as the 2010 annual meeting) to be held on Friday, January 29, 2010 at 11:00 a.m. (Eastern time) at our headquarters, and is being mailed, together with the proxy card, on or about December 28, 2009, to each of our stockholders of record as of the close of business on December 8, 2009. You may obtain directions to the location of the 2010 annual meeting by contacting our Investor Relations Department at 978-326-4058 or at the “About Analogic” and “Locations” links on our website, which are located at www.analogic.com.

The enclosed proxy card, if executed and returned, will be voted by the persons named in the proxy as directed in the proxy and, in the absence of such direction, for the election of the seven nominees as directors, for approval of the amendment to our By-laws, as amended (which we refer to as our By-laws), for approval of the Analogic Corporation 2009 Stock Incentive Plan, for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2010 (which we refer to as fiscal 2010), and in accordance with their best judgment as to any other matters which are properly brought before the 2010 annual meeting.

Any stockholder giving a proxy in the enclosed form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including the giving of written notice of revocation to us at the above address or to our proxy tabulator, or the execution and delivery to us or our proxy tabulator of a subsequent proxy. Attendance of the stockholder at the 2010 annual meeting in person will not, however, be deemed to revoke the proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Secretary at the 2010 annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 29, 2010

This proxy statement and our 2009 Annual Report to Stockholders are available at www.proxyvote.com.

To request a printed copy of the proxy statement, annual report to stockholders and form of proxy relating to our future stockholder meetings, visit www.proxyvote.com, telephone: 800-579-1639, or send an email to sendmaterial@proxyvote.com.

Quorum and Vote Required

The holders of record of shares of our common stock, $.05 par value (which we refer to as common stock), at the close of business on December 8, 2009, may vote at the 2010 annual meeting. On December 8, 2009, there were issued and outstanding 12,875,143 shares of common stock. Each share of common stock is entitled to one vote on each of the matters to be considered at the 2010 annual meeting.

The holders of a majority of the shares of common stock issued and outstanding at the close of business on December 8, 2009 shall constitute a quorum for the transaction of business at the 2010 annual meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and “broker non-votes”) will be counted for purposes of determining whether a quorum is present at the 2010 annual meeting.

The affirmative vote of the holders of a majority of the votes cast by the holders of common stock is required for the election of directors in uncontested elections, such as the one at the 2010 annual meeting. In the event an incumbent director/nominee fails to receive a majority of the votes cast in an uncontested election, he or she must, pursuant to our director resignation policy, tender his or her resignation. The resignation is then considered by our Nominating and Corporate Governance Committee for recommendation to the board, and then acted upon by the board within 90 days after the election.

The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of the amendment to our By-laws, for approval of the 2009 Stock Incentive Plan, and for ratification of the appointment of our independent registered public accounting firm.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under applicable stock exchange rules, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm is a discretionary item. The election of directors, the approval of the amendment to our By-laws, and the approval of the 2009 Stock Incentive Plan are all non-discretionary items. Accordingly, if you do not give instructions to your bank or brokerage firm with respect to the election of directors, the approval of the amendment to our By-laws, or the approval of the 2009 Stock Incentive Plan, or if your bank or brokerage firm does not exercise its discretionary authority with respect to the ratification of the appointment of our independent registered public accounting firm, your shares will be treated as “broker non-votes” on these particular matters. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not have discretionary voting authority and does not receive voting instructions from the beneficial holder, and shares with respect to which a bank or brokerage firm has discretionary voting authority but does not exercise such discretionary authority in voting on a proposal.

Shares that abstain from voting as to a particular matter and “broker non-votes” will not be considered to have voted with respect to the respective matter and, accordingly, will have no effect on the voting for the election of directors, the approval of the amendment to our By-laws, the approval of the 2009 Stock Incentive Plan, or the ratification of the appointment of our independent registered public accounting firm.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, our board is comprised of nine members, consisting of three Class I directors, whose terms will expire at the 2011 annual meeting of stockholders (which we refer to as the 2011 annual meeting), three Class II directors, and three Class III directors. The terms of our Class II and Class III directors will expire at the 2010 annual meeting. Under our Articles of Organization and By-laws, our board is transitioning from a classified board into a declassified board. The declassification process began with the election of Class II directors for a one-year term at the 2009 annual meeting of stockholders, and will continue to take place as follows: at the 2010 annual meeting, Class II directors and Class III directors will be elected for a one-year term; and at the 2011 annual meeting (and at each annual meeting of stockholders thereafter), all directors will be elected for a one-year term, at which time the classifications will be eliminated.

As noted above, the terms of our three Class II directors, James J. Judge, Kevin C. Melia, and Gerald L. Wilson, and our three Class III directors, James W. Green, Fred B. Parks, and Sophie V. Vandebroek, will expire at the 2010 annual meeting. Our board has nominated Messrs. Judge and Melia and Dr. Wilson for re-election as Class II directors and Mr. Green and Drs. Parks and Vandebroek for re-election as Class III directors, each to hold office until the 2011 annual meeting and until their respective successors have been duly elected and qualified. Our board has also nominated Burton P. Drayer for election as a Class III director, to hold office until the 2011 annual meeting and until his successor has been duly elected and qualified. Dr. Drayer would fill the vacancy on the board created by the resignation of Bernard M. Gordon on July 7, 2009.

The persons named in the enclosed proxy card will vote to elect as directors Messrs. Judge and Melia and Dr. Wilson as Class II directors and Mr. Green and Drs. Drayer, Parks, and Vandebroek as Class III directors, unless and to the extent authority to vote for the election of one or more of the nominees is withheld by marking the proxy to that effect. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that any of our nominees will be unwilling or unable to serve if elected.

Our board recommends a vote FOR each of our nominees.

Director Nomination and Election Arrangements

On October 28, 2009, a stockholder of ours, Ramius Value and Opportunity Master Fund Ltd., submitted a letter to us stating that it intended to nominate three nominees to our board at the 2010 annual meeting. Following receipt of this letter, our board and management engaged in discussions with Ramius and certain related parties (which we collectively refer to as the Ramius Group) regarding, among other things, their letter, our financial goals and the composition of our board. Following detailed discussions with the Ramius Group, we determined that it was in our and our stockholders’ best interests to avoid an election contest and the expense and disruption that may result from such a contest. In addition, we entered into an agreement (which we refer to as the Ramius Agreement), dated as of December 7, 2009, with the Ramius Group.

Pursuant to the Ramius Agreement, we have agreed to the following arrangements with respect to our financial goals and the composition of our board:

•	We included a statement regarding our financial goals in the press release regarding our earnings for the three months ended October 31, 2009.

•

Of the three nominees proposed by the Ramius Group, our board nominated Dr. Drayer for election as a Class III director, to hold office until the 2011 annual meeting and until his successor has been duly elected and qualified, and have recommended that stockholders vote FOR Dr. Drayer.

•

The Ramius Group has agreed to vote all shares of our common stock that it holds in favor of the election of all of our nominees at the 2010 annual meeting and not to nominate any other person for election at the 2010 annual meeting.

•	If Dr. Drayer is elected to the board at the 2010 annual meeting, the board will appoint Dr. Drayer to our Nominating and Corporate Governance Committee.

•

If Dr. Drayer leaves the board (whether by resignation or otherwise) before the 2011 annual meeting, the Ramius Group will be entitled to recommend replacement directors to our Nominating and Corporate Governance Committee, provided that such candidates would need to be “independent directors” under the rules of the NASDAQ Stock Market (which we refer to as NASDAQ). We have agreed that our Nominating and Corporate Governance Committee will not unreasonably withhold acceptance of any replacement director recommended by the Ramius Group and that our board will appoint a replacement director recommended by the Nominating and Corporate Governance Committee to the board no later than fifteen business days after the Nominating and Corporate Governance Committee’s recommendation of such replacement director.

•

We have agreed to identify potential “independent director” candidates from which our board will appoint one person to the board no later than March 31, 2010. The Ramius Group may submit candidates for such board seat for consideration by our Nominating and Corporate Governance Committee, and we will provide the Ramius Group with a list of potential candidates by February 15, 2010. If our Nominating and Corporate Governance Committee recommends for appointment to the board a candidate that is not one of the candidates that the Ramius Group submitted, we have agreed that the recommendation by our Nominating and Corporate Governance Committee must be unanimous. If such new director leaves the board (whether by resignation or otherwise) before the 2011 annual meeting, we will identify a replacement director that our board will appoint to the board using a process consistent with the one described above.

•

In connection with appointment of the new director by March 31, 2010, we are submitting a proposal at the 2010 annual meeting to amend our By-laws to increase the maximum number of directors that may serve on our board from ten to eleven and are recommending that stockholders vote FOR such proposal.

•

We have agreed to only increase the size of our board to eleven members at any time prior to the 2011 annual meeting if such increase is in connection with the appointment of the new director described above.

•

We have agreed that if we do increase the size of our board to eleven members and a vacancy exists on the board prior to the 2011 annual meeting, other than a vacancy resulting from Dr. Drayer or the other new director described above leaving the board, we will not fill such vacancy and will reduce the size of the board to ten members.

•	We have agreed to reimburse the Ramius Group for its reasonable out-of-pocket expenses in connection with the Ramius Agreement and the 2010 annual meeting, up to a maximum of $35,000.

The foregoing is not a complete description of the terms of the Ramius Agreement. For a copy of the Ramius Agreement, and a further description of its terms, please see Exhibit 10.3 and Part II, Item 5, “Other Information,” respectively, of our Quarterly Report on Form 10-Q for the quarter ended October 31, 2009 that we filed with the Securities and Exchange Commission (which we refer to as the SEC) on December 10, 2009.

Information Regarding Director Nominees and Other Continuing Directors

The following table sets forth certain information with respect to each director and nominee for director, including the year in which the term of office of each director and nominee for director (if elected) expires.

Name	Age	Principal Occupation or Employment	Director Since
If elected, term expires in 2011:
James J. Judge (1)(3)	53	Senior Vice President and Chief Financial Officer of NSTAR Corporation	2005

Kevin C. Melia (1)(2)(5)	62	Non-Executive Chairman of the Board of Vette Corp.	2009

Gerald L. Wilson (2)(4)	70	Vice Chairman of the Board of Analogic Corporation; Former Dean, School of Engineering, and Professor Emeritus, Massachusetts Institute of Technology	1980

Burton P. Drayer	63	Executive Vice President for Risk at The Mount Sinai Medical Center	N/A

James W. Green	51	President and Chief Executive Officer of Analogic Corporation	2007

Fred B. Parks (2)(4)	62	Former Chairman of the Board and Former Chief Executive Officer of Urologix, Inc.	2007

Sophie V. Vandebroek (2)(4)	47	Vice President and Chief Technology Officer of Xerox Corporation and President of the Xerox Innovation Group	2008

Term expires in 2011:
M. Ross Brown (4)	75	Retired Vice President of Analogic Corporation	1984

Michael T. Modic (3)(4)	59	Chairman of the Neurological Institute at the Cleveland Clinic Foundation	2001

Edward F. Voboril (1)(3)	67	Chairman of the Board of Analogic Corporation; Former Chairman of the Board and Former Chief Executive Officer of Greatbatch, Inc.	1990

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

(4)	Member of Technology Committee

(5)	A non-management director recommended Mr. Melia as a nominee for the board.

M. Ross Brown retired from Analogic in November 1999. Mr. Brown joined us in August 1984 and was responsible for managing our manufacturing operations.

Dr. Burton P. Drayer has served as Executive Vice President for Risk at The Mount Sinai Medical Center (or Mount Sinai), a leading academic medical school and teaching hospital, since September 2008. He is the Dr. Charles M. and Marilyn Newman Professor and has served as Chairman and Director of the Department of Radiology at Mount Sinai since July 1995. Dr. Drayer served as the President and Executive Vice President for Hospital and Clinical Affairs at Mount Sinai from November 2003 until September 2008. He is a Fellow of both the American Academy of Neurology and the American College of Radiology, serving on the Board of Chancellors of the latter. Dr. Drayer also serves on the Board of Directors and is the President-elect of the

Radiological Society of North America. Dr. Drayer is a former President of the American Society of Neuroradiology (or ASNR), a founder of the Neuroradiology Education and Research Foundation of ASNR, as well as a former President of the New York Roentgen Society.

James W. Green joined us as President and Chief Executive Officer in May 2007. Mr. Green was previously Regional Vice President, California Division, of Quest Diagnostics Incorporated, a leading provider of diagnostic testing, information, and services, from April 2005 to May 2007. Before joining Quest Diagnostics Incorporated, Mr. Green was Senior Vice President & General Manager of Computed Tomography for Philips Medical Systems, a global leader in the business of developing, manufacturing, and marketing computed tomography equipment used in medical imaging applications, from October 2001 to April 2005.

James J. Judge has been the Senior Vice President and Chief Financial Officer of NSTAR Corporation, a Massachusetts-based utility company, since 1999. Prior to that, he held a number of executive positions at BEC Energy/Boston Edison.

Kevin C. Melia has been the Non-Executive Chairman of the Board of Vette Corporation, a provider of thermal management solutions, since June 2009 and was the co-founder, Chairman of the Board and Chief Executive Officer of Manufacturers Services Ltd., an electronics manufacturing services company, from 1994 to 2004. Mr. Melia’s previous positions include Chief Financial Officer and Executive Vice President of Operations of Sun MicroSystems from 1989 to 1994, and President of its computer hardware division from 1993 to 1994. From 1973 to 1989, Mr. Melia held a number of senior management positions at Digital Equipment Corporation. Mr. Melia was also formerly the Non-Executive Chairman of the Board of Iona Technologies, a middleware software company, from 2005 to 2008 (first becoming a director in 1995), the Non-Executive Chairman of the Board of Authorize.Net, a leading
e-payments company, from 2003 to 2007, the Non-Executive Chairman of the Board of Manugistic Corporation, a provider of supply chain software, from 2003 to 2006, and Lead Independent Director of Eircom, Inc., the leading telecom company in Ireland, from 2004 to 2006. He is currently a director of Greatbatch, Inc., a medical technology company, RadiSys Corporation, a provider of embedded solutions for the communications networking and commercial systems markets, DCC plc, a procurement, sales, marketing, distribution, and business support services group, and C&S Wholesale Grocers, a food wholesaler, and is a founding partner of Boulder-Brook Partners PLC, an investment company.

Dr. Michael T. Modic has been Chairman of the Neurological Institute at the Cleveland Clinic Foundation in Cleveland, Ohio since 2006. From 1989 to 2005, he was Chairman of the Division of Radiology at the Cleveland Clinic Foundation. He was a member of the Board of Governors of the Cleveland Clinic Foundation from 2000 to 2005. Since July 2005, Dr. Modic has been a Professor of Radiology, Cleveland Clinic Lerner College of Medicine at CWRU. From 1993 to 2004, Dr. Modic was a Professor of Radiology at The Ohio State University College of Medicine and Public Health.

Dr. Fred B. Parks served as Chairman of the Board and Chief Executive Officer of Urologix, Inc. from May 2003 to February 2008. From 1999 to 2003, prior to joining Urologix, Dr. Parks was Chief Executive Officer of Philips Medical Systems-Cleveland (or Philips) and, prior to its acquisition by Philips, President and Chief Executive Officer of Marconi Medical Systems.

Dr. Sophie V. Vandebroek has been Corporate Vice President and Chief Technology Officer of Xerox Corporation and President of the Xerox Innovation Group, since 2006. From 2002 through 2005, Dr. Vandebroek was Chief Engineer of Xerox Corporation and Vice President of the Xerox Engineering Center. Xerox Corporation develops, markets, and finances a range of document equipment, software, solutions, and services. She is a Fellow of the Institute of Electrical and Electronics Engineers, a trustee of Worcester Polytechnic Institute, a member of the Board of Directors of Nypro Corporation, and a member of the Science and Technology Advisory Council of Cummins Corporation.

Edward F. Voboril served as Chairman of the Board of Greatbatch, Inc. of Clarence, New York, from 1997 until January 31, 2008. He served as that company’s President and Chief Executive Officer from 1990 to August 2006. Greatbatch, Inc. is a developer and manufacturer of power sources, wet tantalum capacitors, and precision engineered components and sub-assemblies used in implantable medical devices. Since July 2008, Mr. Voboril has served as a member of the Board of Directors of Iris International, Inc., a Chatsworth, California supplier of in vitro diagnostic products.

Dr. Gerald L. Wilson is the former Dean of the School of Engineering at the Massachusetts Institute of Technology (or MIT) and the Vannevar Bush Professor of Engineering at MIT. Dr. Wilson has served on MIT’s faculty since 1965 and currently is a Professor Emeritus of Electrical and Mechanical Engineering. He is a trustee of NSTAR Corporation, a Massachusetts-based utility company, and a member of the Science and Technology Advisory Council of Cummins Corporation.

CORPORATE GOVERNANCE

The board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The board reviews its governance practices on an ongoing basis in light of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC, and the NASDAQ listing standards. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters, as most recently amended, and code of business conduct and ethics described below are posted on the Corporate Governance section of our website, which is located at http://investor.analogic.com. Alternatively, you can request a copy of any of these documents by writing to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities, and to serve our best interests and those of our stockholders. The corporate governance guidelines provide a framework for the conduct of the board’s business and specify, among other matters, that:

•	the principal responsibility of the directors is to oversee the management of Analogic;

•	a majority of the members of the board shall be independent directors;

•	the independent directors shall meet in executive session at least semi-annually to discuss, among other matters, the performance of our Chief Executive Officer;

•	directors have full and free access to our officers and employees and, as necessary, independent advisors;

•	the board and our management shall conduct a mandatory orientation program for new directors, and all directors are expected to be involved in continuing director education on an ongoing basis; and

•	the board’s responsibilities include evaluating the overall effectiveness of the board and its committees.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We intend to post on our website (www.analogic.com) all disclosures that are required by law or NASDAQ’s listing standards concerning any amendments to, or waivers of, any provision of our code of business conduct and ethics.

Director Independence

Under NASDAQ rules applicable to us, a director of Analogic qualifies as an “independent director” only if, in the opinion of the board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that none of Dr. Drayer, Mr. Judge, Mr. Melia, Dr. Modic, Dr. Parks, Dr. Vandebroek, Mr. Voboril, or Dr. Wilson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined under NASDAQ rules.

Board Committees

The board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Technology—each of which operates under a charter that has been approved by the board. A copy of each committee’s charter is posted on the Corporate Governance section of our website, which is located at www.analogic.com.

The board has determined that all of the members of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, including Dr. Drayer, who will join our Nominating and Corporate Governance Committee following the 2010 annual meeting if elected, are independent as defined under NASDAQ rules applicable to us, including, in the case of all of the members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act).

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, overseeing the independence of, and setting the compensation of our independent registered public accounting firm;

•	overseeing our independent registered public accounting firm, including through the receipt and consideration of certain reports made by our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements;

•	coordinating the board’s oversight of our internal accounting controls for financial reporting, our disclosure controls and procedures, and our code of business conduct and ethics;

•	establishing procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting or auditing matters;

•	meeting separately with our independent registered public accounting firm and with management; and

•	preparing the audit committee report required by SEC rules (which is included on page 44 of this proxy statement).

Our board has determined that Mr. Judge is an “audit committee financial expert” as defined in the SEC rules.

The current members of our Audit Committee are Mr. Judge, Chairman, Mr. Melia, and Mr. Voboril. Our Audit Committee met six times during the fiscal year ended July 31, 2009 (which we refer to as fiscal 2009).

Compensation Committee

Our Compensation Committee’s responsibilities include:

•	annually reviewing and approving the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and making recommendations to the board with respect to incentive-compensation plans and equity-based plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The current members of our Compensation Committee are Mr. Melia, Dr. Parks, Chairman, Dr. Vandebroek, and Dr. Wilson. Our Compensation Committee met eight times during fiscal 2009.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board;

•	recommending to the board the persons to be nominated for election as directors and for election to each of the board’s committees;

•	overseeing an annual self-evaluation of the board and presenting an annual report to the board on senior management succession planning; and

•	developing and recommending to the board a set of corporate governance guidelines.

The current members of our Nominating and Corporate Governance Committee are Mr. Judge, Dr. Modic, Chairman, and Mr. Voboril. If elected, Dr. Drayer will join our Nominating and Corporate Governance Committee following the 2010 annual meeting. Our Nominating and Corporate Governance Committee met six times during fiscal 2009.

Technology Committee

Our Technology Committee’s purpose is to assist the board in its oversight of Analogic’s technology initiatives. The Technology Committee’s responsibilities include:

•

assessing and advising the board regarding our technology strategy, including: the long-term, strategic goals of our research and development (which we refer to as R&D) investments; technology and market trends relevant to our strategic direction; emerging technologies and markets consistent with or complementary to our strategic direction; and our overall technological competitiveness;

•	providing the board with technological guidance relevant to matters such as proposed market entries and exits, acquisitions and divestitures, and significant R&D investments; and

•

assessing and advising the board regarding our technology infrastructure, including the strength and competitiveness of our strategic and product planning procedures, programs for attracting, developing and retaining key technical personnel and technical leadership, R&D facilities and equipment, and programs for identifying, protecting, and exploiting our intellectual property.

The current members of our Technology Committee are Mr. Brown, Dr. Modic, Dr. Parks, Dr. Vandebroek, and Dr. Wilson, Chairman. Our Technology Committee met four times during fiscal 2009.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. Among other matters, these criteria specify that director nominees should have a reputation for integrity, demonstrated business acumen, a commitment to understand us and our industry, and the interest and ability to act in the interests of all of our stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective director nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the candidates’ names, together with appropriate biographical information and background materials and a statement as to the stockholder’s ownership of common stock as of the date on which such recommendation is made, to Nominating and Corporate Governance Committee, c/o John J. Fry, Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960. Assuming that appropriate biographical and background materials have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders.

Stockholders also have the right under our By-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board, by following the procedures set forth in Article II, Section 15, of our By-laws. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors only if written notice of such stockholder’s intent to make such nomination or nominations has been given to our Secretary not later than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Any stockholder notice of nomination shall contain the information set forth in Article II, Section 15, of our By-laws.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board, with the assistance of our Vice President, General Counsel, and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o John J. Fry, Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

Board Meetings and Attendance

The board met nine times during fiscal 2009, either in person or by teleconference. During fiscal 2009, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which the director then served.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the directors’ attendance at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. All then-current directors attended our 2009 annual meeting of stockholders, except Bruce W. Steinhauer, whose term as a director expired following that meeting.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board when appropriate. The primary objectives of the Compensation Committee with respect to non-employees director compensation are to:

•	Attract, retain and motivate the best possible non-employee talent; and

•	Align non-employee director compensation with the creation of stockholder value.

Non-employee directors receive annual cash compensation and annual equity awards for their service. No compensation is paid to any director for his or her service as such if that director is an employee of ours.

Cash compensation consists of retainer payments and meeting fees. For fiscal 2009, all non-employee directors received an annual cash retainer of $25,000. The Chairman of the Board and Vice Chairman of the Board received annual retainers of $120,000 and $48,000, respectively. The chairman of the Audit Committee received an annual retainer of $10,000 and the chairman of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee each received annual retainers of $7,500. For each meeting of the board or any board committee, each of our non-employee directors received a fee of $1,500 per meeting for each meeting attended in person, and a fee of $1,000 per meeting for each meeting attended by telephone. Directors also received reimbursement for meeting-related travel expenses.

Equity compensation consists of stock option awards, granted under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, and an annual share retainer granted under the Analogic Corporation Non-Employee Director Stock Plan. The non-employee directors may elect to defer this retainer in the form of deferred stock units (which we refer to as DSUs).

In June 1996, the board adopted and our stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, which was amended by the board on December 8, 2003, and approved by the stockholders at the January 2004 Annual Meeting of the Stockholders, and as further amended by the board on September 20, 2006 (which we refer to as the 1997 Plan). Pursuant to the 1997 Plan, options to purchase 150,000 shares of common stock may be granted only to our directors or directors of any of our subsidiaries who are not employees of Analogic or any such subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the common stock on the date of grant. The 1997 Plan provides that each new non-employee director who is elected to the board shall be granted an option to acquire 5,000 shares, effective as of the date on which he or she is first elected to the board. The 1997 Plan further provides that every four years from the date on which a non-employee director was last granted a non-employee director option, that non-employee director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

Options granted under the 1997 Plan become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, and expire ten years after the date of grant. In fiscal 2009, grants of options were made under the 1997 Plan to Mr. Judge, Mr. Melia, Dr. Modic, and Dr. Vandebroek. The 1997 Plan is administered by the board.

On January 28, 2008, our stockholders approved a new share-based director compensation plan for the non-employee members of the board named the Analogic Corporation Non-Employee Director Stock Plan (which we refer to as the 2008 Plan). The 2008 Plan provides for an annual share award (which we refer to as an Annual Share Retainer) to be granted to each participant on each February 1. The Annual Share Retainer for calendar year 2008 had a value of $35,000. The number of shares of common stock a participant will receive as a result of the Annual Share Retainer is equal to the quotient determined by dividing the dollar value of the Annual Share Retainer by the fair market value of a share of common stock on February 1 of the relevant year. The dollar value of the Annual Share Retainer may be adjusted from year to year as determined by the board after review by and a recommendation from the Compensation Committee, subject to a maximum annual dollar amount of $70,000 per non-employee director. Participants are not required to pay any purchase price for the Annual Share Retainer. Each participant may elect to receive some or all of (i) his or her Annual Share Retainer for a given calendar year and/or (ii) his or her Annual Cash Retainer (which consists of the annual base cash compensation he or she receives for service on the board and on any committees of the board) in the form of DSUs, as elected by the participant no later than December 15 of the preceding calendar year. If DSUs are elected, the number of units is determined by dividing the dollar value of the Annual Share Retainer and/or Annual Cash Retainer (or portion thereof being deferred) by the fair market value of a share of common stock on the date that the retainer otherwise would have been paid. The DSUs are then assigned to a “Deferred Stock Unit Account” established and maintained by us for each participant in the plan. At any given time, the value of a DSU held for a participant is equal to the then-current value of a share of our common stock. Additional DSUs will be credited to this account based on the value of dividend equivalents that are earned on DSUs, and which are equal to dividends that are paid on a corresponding number of shares. The payout of the value (as adjusted in accordance with the 2008 Plan) of each grant of DSUs will be made in a single cash payment within 30 days following the participant’s termination of service on the board or sooner, if previously elected by the participant, on a date certain selected by the participant prior to the time the DSUs were acquired by the participant; provided, however, that the date selected may not be less than one year from the date on which such DSUs were acquired.

The table below summarizes the compensation that we paid to our non-employee directors for fiscal 2009.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3),(4)	All Other Compensation ($)	Total ($)
Edward F. Voboril	172,500	—	39,045	35,000	246,545
Gerald W. Wilson	116,500	—	39,045	35,000	190,545
M. Ross Brown	42,500	—	33,369	35,000	110,869
Bernard M. Gordon (5)	36,000	35,000	39,241	—	110,241
James J. Judge	63,000	—	7,264	35,000	105,264
Kevin C. Melia (6)	10,336	26,250	5,807	—	42,393
Michael T. Modic	63,750	—	5,557	35,000	104,307
Fred B. Parks	68,500	—	37,419	35,000	140,919
Bruce W. Steinhauer (7)	35,750	35,000	39,045	—	109,795
Sophie V. Vandebroek	50,000	35,000	39,869	—	124,869

(1)	The next table further describes the information included in this column.

(2)	This column represents the Annual Share Retainer which a director did not elect to defer into DSUs. Additional information can be found in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009. During fiscal 2009, Mr. Brown, Mr. Judge, Dr. Modic, Mr. Voboril, Dr. Wilson, and Dr. Parks elected to defer the Annual Share Retainer in the form of a DSU. The Annual Share Retainer of $35,000 for each Director that elected the deferral is included in the “All Other Compensation” Column. The non-employee directors have the following DSUs as of July 31, 2009: Mr. Voboril: 1,969; Dr. Wilson: 1,969; Mr. Brown: 1,969; Mr. Judge: 1,969; Dr. Modic: 2,472; and Dr. Parks: 2,855.

(3)	This column represents the dollar amount we recognized as expense for financial statement reporting purposes with respect to fiscal 2009 related to stock option awards, disregarding the estimate for forfeitures, and thus includes amounts for stock option and restricted stock awards granted in prior years. During fiscal 2009, 5,000 stock options with grant date fair values of $9.25, $10.97, $11.18, and $23.99, calculated in accordance with accounting principles generally, accepted in the United States of America were granted to Mr. Judge, Mr. Melia, Dr. Modic, and Dr. Vandebroek, respectively. Additional information can be found in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009.

(4)	The non-employee directors have the following outstanding stock option awards as of July 31, 2009: Mr. Voboril: 14,000; Dr. Wilson: 10,000; Mr. Brown: 5,000; Mr. Gordon: 5,000; Mr. Judge: 10,000; Dr. Modic: 15,000; Dr. Parks: 5,000; Dr. Steinhauer: 15,000; Mr. Melia: 5,000; and Dr. Vandebroek: 5,000.

(5)	Mr. Gordon’s term as a director ended on July 7, 2009.

(6)	Mr. Melia did not become a director until April 6, 2009.

(7)	Dr. Steinhauer’s term as a director ended on January 28, 2009.

The following table further describes the information included in the Fees Earned or Paid in Cash column in the preceding table.

Name	Annual Retainers ($)	Board Chairman Fee ($)	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Technology Committee ($)	Corporate Governance and Nominating Committee Fees ($)	Total ($)
Edward F. Voboril	25,000	120,000	11,500	7,500	—	—	8,500	172,500
Gerald W. Wilson	25,000	48,000	11,500	8,500	10,000	13,5000	—	116,500
M. Ross Brown	25,000	—	11,500	—	—	6,000	—	42,500
Bernard M. Gordon	25,000	—	11,000	—	—	—	—	36,000
James J. Judge	25,000	—	11,500	18,500	—	—	8,000	63,000
Kevin C. Melia	8,336	—	1,000	—	1,000	—	—	10,336
Michael T. Modic	25,000	—	11,500	—	9,000	6,000	12,250	63,750
Fred B. Parks	25,000	—	11,500	—	17,500	6,000	8,500	68,500
Bruce W. Steinhauer	12,500	—	6,000	3,500	6,000	—	7,750	35,750
Sophie V. Vandebroek	25,000	—	10,500	—	10,000	4,500	—	50,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS,

AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of our common stock as of October 16, 2009 (except as otherwise indicated) by (a) all persons (including any “group,” as defined in Section 13(d)(3) of the Exchange Act) known by us to beneficially own 5% or more of our common stock, (b) each director and nominee for director, (c) our Named Executive Officers (as defined under “Compensation of Executive Officers—Summary Compensation Table” below), and (d) all of our directors and executive officers as a group. With respect to directors and executive officers, the amounts shown are based upon information furnished by the individual directors and officers. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon exercise of stock options that are immediately exercisable or exercisable within 60 days after October 16, 2009. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 16, 2009. Except as otherwise indicated, to our knowledge, the persons identified below have sole voting and sole investment power with respect to the shares they own of record.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Stockholders
Heartland Advisors, Inc. (1)	1,558,825		11.8	% (1)
789 North Water Street
Milwaukee, Wisconsin 53202

Barclays Global Investors, N.A. (2)	992,142		7.49	% (2)
1299 Ocean Avenue
Santa Monica, California 90401

T. Rowe Price Associates, Inc. (3)	936,605		7.0	% (3)
100 East Pratt Street
Baltimore, Maryland 21202

Advisory Research, Inc. (4)	799,470		6.04	% (3)
180 North Stetson Street, Suite 5500
Chicago, Illinois 60601

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Director Nominees
M. Ross Brown	1,667	(5)
	1,974	(6)	*
Michael T. Modic	10,000	(7)	*
	2,809	(6)
Edward F. Voboril	11,667	(8)	*
	1,974	(6)
James W. Green	39,903	(9)	*
Fred B. Parks	3,334	(10)	*
	3,192	(6)
James J. Judge	5,000	(11)	*
	1,974	(6)
Sophie V. Vandebroek	3,277	(12)	*
Gerald L. Wilson	9,667	(13)	*
	1,974	(6)
Kevin C. Melia	0		*
Burton P. Drayer	0		*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers (Other than Mr. Green, listed above)
Michael L. Levitz (14)	9,406		*
John J. Fry	12,573		*
Donald B. Melson	12,407	(15)	*
Peter M. Howard	17,349	(16)	*
John J. Millerick (17)	12,622	(18)	*
All Directors and Executive Officers as a Group (13 persons)	150,147	(19)	*

*	Represents less than 1% ownership.

(1)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2009, which presents information as of December 31, 2008.

(2)	Based solely on a Schedule 13G filed with the SEC on February 5, 2009, which presents information as of December 31, 2008 and which discloses that reporting person and its affiliates have sole voting power over 782,872 shares and sole dispositive power over 992,062 shares.

(3)	Based solely on a Schedule 13G/A filed with the SEC on February 11, 2009, which presents information as of December 31, 2008. These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with sole voting power as to 247,425 shares and sole dispositive power as to 936,605 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly denies that it is, in fact, the beneficial owner of such securities.

(4)	Based solely on a Schedule 13G filed with the SEC on February 13, 2009, which presents information as of December 31, 2008.

(5)	Consists of 1,667 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(6)	Consists of DSUs, which are payable in cash. As noted on page 13 of this proxy statement, the value of a DSU is, at any given time, equal to the then-current value of a share of our common stock.

(7)	Consists of 10,000 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(8)	Includes 10,667 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(9)	Includes 8,750 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(10)	Consists of 3,334 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(11)	Consists of 5,000 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(12)	Includes 1,667 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(13)	Includes 6,667 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(14)	Mr. Levitz began serving as our Vice President, Chief Financial Officer, and Treasurer, effective July 6, 2009.

(15)	Includes 2,250 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(16)	Includes 2,500 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009.

(17)	Mr. Millerick resigned as an executive officer of Analogic, effective July 5, 2009.

(18)	Based solely on our stock records as of October 16, 2009, as maintained by our transfer agent.

(19)	Includes 52,502 shares issuable upon exercise of options exercisable within 60 days after October 16, 2009 and 13,897 DSUs.

To more closely align the interests of our directors with those of our stockholders, the board has encouraged each of our non-employee directors to accumulate and hold at least 2,000 shares of our common stock and/or DSUs.

PROPOSAL 2

PROPOSAL TO AMEND BY-LAWS

Pursuant to the Ramius Agreement, which is described above under the heading “Director Nomination and Election Arrangements,” we have agreed to appoint a new director to our board by March 31, 2010. Assuming that our seven director nominees are elected to the board at the 2010 annual meeting, our board will be comprised of ten directors, which is the maximum number of directors currently permitted by Article II, Section 2 of our By-laws. As a result, in connection with the new director that we have agreed to appoint pursuant to the Ramius Agreement, we are seeking the approval of our stockholders to amend our By-laws to provide that our board may be comprised of up to eleven directors. The proposed new Article II, Section 2 of our By-laws is attached as Appendix A to this proxy statement. We have indicated the change resulting from the proposed amendment by striking out “ten,” which would be deleted, and underlining “eleven,” which would be added. If the proposed amendment is approved, it will become effective upon such approval.

Our board recommends a vote FOR the approval of the proposed amendment to our By-laws as described above.

PROPOSAL 3

PROPOSAL TO APPROVE THE ANALOGIC CORPORATION 2009 STOCK INCENTIVE PLAN

On November 4, 2009, the board adopted, subject to stockholder approval, the 2009 Stock Incentive Plan (which we refer to as the Plan). Up to 1,600,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Plan.

The Plan is intended to replace our 2007 Stock Option Plan and 2007 Restricted Stock Plan (which we refer to together as the 2007 Plans). As of November 4, 2009, options to purchase 137,623 shares of common stock were outstanding under the 2007 Stock Option Plan and an additional 112,377 shares were reserved for future option grants. As of November 4, 2009, 315,981 shares of restricted stock had been issued, or reserved for issuance pursuant to commitments made in such grants, under the 2007 Restricted Stock Plan and an additional 184,019 shares were reserved for future restricted stock grants. Upon the adoption of the Plan by stockholders, all awards under the 2007 Plans then outstanding will remain in effect, but no additional grants may be made under the 2007 Plans. As further described below under the heading “Plan Benefits,” subject to stockholder approval of the Plan, we expect to amend certain restricted stock awards under the 2007 Restricted Stock Plan to provide that the shares of common stock that may be issued in excess of the target amounts, based upon certain performance targets being exceeded, will instead be issued pursuant to the Plan.

The board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the board believes adoption of the Plan is in our best interests and the best interests of our stockholders and recommends a vote FOR the approval of the Plan and the reservation of 1,600,000 shares of common stock for issuance thereunder.

Description of the Plan

The following is a brief summary of the Plan, a copy of which is attached as Appendix B to this proxy statement; however, this summary is not complete and therefore you should not rely solely on it for a detailed description of every aspect of the Plan.

Types of Awards

The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant, or, if the board approves the grant of an option effective as of a future date, such future date. Options may not be granted for a term in excess of ten years and options that vest solely based on the passage of time may not vest earlier than the first anniversary of their date of grant. Notwithstanding the foregoing, the board, either at the time an option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event (as defined in the Plan), the death or disability of the participant, or the termination of the participant’s employment by or service to us under circumstances specified in the applicable option agreement. Subject to the discretion of the board and except as otherwise provided by the applicable option agreement, the Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) delivery to us of either: (A) an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or (B) a copy of irrevocable and unconditional instructions by the participant to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding, (iii) subject to certain conditions, delivery of shares of our common stock to us, (iv) in the case of nonstatutory stock options, delivery to us of a notice of “net exercise,” (v) any other lawful means, or (vi) any combination of these forms of payment.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of common stock or cash, or a combination thereof, determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. SARs may not be granted with a measurement price less than 100% of the fair market value of our common stock on the date of grant, or, if the board approves the grant of a SAR effective as of a future date, such future date. SARs may not be granted for a term in excess of ten years.

Restricted Stock and Restricted Stock Units. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Unless otherwise provided in the applicable restricted stock agreement, participants holding shares of restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, except that dividends or distributions other than ordinary cash dividends will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Awards of restricted stock units entitle the recipient to receive shares of our common stock or cash to be delivered at the time such Awards vest. To the extent provided by the board in its sole discretion and subject to the terms and conditions of the applicable Award agreement, a grant of restricted stock units may provide participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of common stock, which we refer to as Dividend Equivalents. Dividend Equivalents may be (i) paid currently or credited to an account for the participant, (ii) settled in cash and/or shares of common stock, or (iii) subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which they were paid. A participant will have no voting rights with respect to any restricted stock units unless and until shares of our common stock are issued upon vesting.

Awards of restricted stock and restricted stock units, which we refer to collectively as Restricted Stock Awards, that vest solely based on the passage of time may not vest prior to the first anniversary of their date of grant, may be no more than one-third vested prior to the second anniversary of their date of grant, and may be no more than two-thirds vested prior to the third anniversary of their date of grant. Notwithstanding the foregoing, the board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares the underlying shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event, the death or disability of the participant, or the termination of the participant’s employment by or service to us under circumstances specified in the applicable Award agreement.

Other Stock-Based Awards. Under the Plan, the board has the right to grant other Awards based upon our common stock, and other Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock or other property, which we refer to as Other Stock-Based Awards, having such terms and conditions as the board may determine, including the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. Other Stock-Based Awards may be paid in shares of our common stock or cash. No Other Stock-Based Awards may vest earlier than the first anniversary of their date of grant, unless the Other Stock-Based Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant or vests based on performance conditions rather than continuous employment by or service to us. Notwithstanding the foregoing, the board, either at the time an Other Stock-Based Award is granted or at any time thereafter, may allow an Other Stock-Based Award to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event, the death or disability of the participant, or the termination of the participant’s employment by or service to us under circumstances specified in the applicable Award agreement.

Performance Conditions. The board may determine, at the time of grant, that Restricted Stock Awards and Other Stock-Based Awards will be granted, vested, or paid out subject to the achievement of specified performance criteria. Awards to Covered Employees (as defined in the Plan) that are designed to qualify as performance-based compensation under Section 162(m) of the Code will be made only by a committee, or the Committee, comprised solely of two or more directors eligible to serve on a committee granting such Awards pursuant to Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) revenue, (b) revenue growth, (c) return on capital, (d) total stockholder return, (e) stock price performance, (f) cash flow, (g) earnings per share, (h) return on equity, (i) return on assets or net assets, (j) net income, (k) operating income, (l) earnings before interest, taxes, depreciation, and/or amortization, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market share, (q) product development or product release schedules, (r) new product innovation, (s) product or other cost reductions, (t) brand recognition/acceptance, (u) product ship targets, (v) sales of assets or subsidiaries, or (w) customer satisfaction levels. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of: (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Committee; and (iii) will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. The Committee may adjust downwards, but not upwards, the number of shares payable pursuant to Awards intended to qualify as performance-based compensation and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a Change in Control Event. Awards not intended to qualify as performance-based compensation may be based on the above mentioned measures or such other performance measures as the board may determine.

Transferability of Awards

Subject to certain limited exceptions, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards; Share Counting

Our and our subsidiaries’ employees and officers, as well as consultants and advisors, are eligible to be granted Awards under the Plan. Under present law, however, incentive stock options may only be granted to our and our subsidiaries’ employees.

The maximum number of shares with respect to which Awards may be granted to any participant under the Plan may not exceed 150,000 shares per fiscal year. The Plan counts Restricted Stock Awards and Other Stock-Based Awards granted with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant, which we refer to as Full-Value Awards, against the Plan share limits (other than the per participant limit described in the previous sentence) as 1.66 shares for each one share of common stock subject to such Award. Awards that are not Full-Value Awards are counted against the Plan share limits as one share for each share of common stock subject to such Award.

All shares of common stock covered by an SAR will be counted against the shares available under the Plan and the per-participant limit under the Plan unless the SAR may only be settled in cash, in which case the shares will not be so counted.

If any Award (i) expires or is terminated, surrendered, or canceled without having been fully exercised, or is forfeited in whole or in part (including as the result of shares of common stock subject to such Award being repurchased by us at the original issuance price pursuant to a contractual repurchase right), or (ii) results in any common stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such Award will again be available for the grant of Awards. In the case of incentive stock options, the foregoing will be subject to any limitations under the Code. In the case of the exercise of an independent SAR, the number of shares counted against the shares available under the Plan and the per-participant limit under the Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise.

Shares of common stock delivered (either by actual delivery, attestation, or net exercise) to us by a participant to (i) purchase shares of common stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for the future grant of Awards.

Shares of common stock repurchased by us on the open market using the proceeds from the exercise of an Award will not increase the number of shares available for the future grant of Awards.

Plan Benefits

As of November 4, 2009, approximately 117 persons were eligible to receive Awards under the Plan, including our five executive officers. Other than the Awards described below, the granting of Awards under the Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On November 4, 2009, subject to stockholder approval of the Plan, the Compensation Committee granted performance-based Awards of restricted stock units entitling the recipients to receive an aggregate target of 144,081 shares of our common stock, with a maximum of an aggregate of 288,162 shares of our common stock issuable in the event the performance targets are exceeded. Such Awards were made pursuant to our 2010 long-term incentive program and vest based upon achievement of certain performance targets over the three-year period ending July 31, 2012 with respect to our cumulative non-GAAP earnings per share and our relative total stockholder return (calculated relative to the performance of the companies in a peer group identified by the Compensation Committee). Achievement in whole or in part of each target will result in the issuance of up to the target number of shares of common stock underlying the restricted stock units, based on pre-defined formulas, while exceeding the targets may result in the issuance of up to two times the target number of shares of common stock underlying the restricted stock units. Such Awards will terminate automatically if our stockholders do not approve the Plan. The table below provides the minimum, target and maximum number of shares of common stock that may be issued to our Named Executive Officers and certain other groups upon vesting of such Awards, as well as the market value of such target number of shares:

Name and Position	Target Dollar Value (1)	Minimum/Target/Maximum Number of Shares of Common Stock Issuable
James W. Green	$570,826	1/14,091/28,182
President and Chief Executive Officer
John J. Fry	$251,770	1/6,215/12,430
Vice President, General Counsel, and Corporation Secretary

Name and Position	Target Dollar Value (1)	Minimum/Target/Maximum Number of Shares of Common Stock Issuable
Peter M. Howard	$215,230	1/5,313/10,626
Senior Vice President and General Manager of the OEM Medical Group
Michael L. Levitz	$205,588	1/5,075/10,150
Vice President, Chief Financial Officer, and Treasurer
Donald B. Melson	$157,462	1/3,887/7,774
Vice President and Corporate Controller
All current executive officers as a group (5 persons)	$1,400,876	5/34,581/69,162
All current directors who are not executive officers as a group (8 persons)	$0	0/0/0
All employees, including all current officers who are not executive officers, as a group (112 persons)	$4,435,845	112/109,500/219,000

(1)	Based on $40.51 per share, the last reported sale price of our common stock on the NASDAQ Global Select Market on November 30, 2009.

On October 14, 2009, the Compensation Committee granted performance-based restricted stock awards under our 2007 Restricted Stock Plan under which an aggregate of 72,074 shares of our common stock were issued, with a maximum of an aggregate of 144,148 shares of our common stock issuable in the event the performance targets are exceeded. Subject to stockholder approval of the Plan, we expect to amend such restricted stock awards to provide that any shares of our common stock that may be issued in excess of the target amounts, based upon the performance targets being exceeded, will instead be issued pursuant to the Plan. Presuming that the Plan is approved by our stockholders and that such restricted stock awards are amended as described above, the table below provides the maximum number of shares of common stock that may be issued under the Plan pursuant to such restricted stock awards (excluding the target number of shares that were issued under the 2007 Restricted Stock Plan on October 14, 2009) to our Named Executive Officers and certain other groups upon vesting of such restricted stock awards, as well as the market value of such shares:

Name and Position	Dollar Value (1)	Number of Shares of Common Stock Issuable
James W. Green	$285,434	7,046
President and Chief Executive Officer
John J. Fry	$125,905	3,108
Vice President, General Counsel, and Corporation Secretary
Peter M. Howard	$107,676	2,658
Senior Vice President and General Manager of the OEM Medical Group
Michael L. Levitz	$102,814	2,538
Vice President, Chief Financial Officer, and Treasurer
Donald B. Melson	$78,751	1,944
Vice President and Corporate Controller
All current executive officers as a group (5 persons)	$700,580	17,294
All current directors who are not executive officers as a group (0 persons)	$0	0/0/0
All employees, including all current officers who are not executive officers, as a group (112 persons)	$2,219,138	54,780

(1)	Based on $40.51 per share, the last reported sale price of our common stock on the NASDAQ Global Select Market on November 30, 2009.

Administration

The Plan is administered by the board. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and to interpret the provisions of the Plan and any Award agreements entered into under the Plan. The board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems expedient. As permitted by the Plan, the board has delegated authority under the Plan to the Compensation Committee.

Subject to any applicable limitations contained in the Plan, the board or any committee to whom the board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any SAR, Restricted Stock Award or Other Stock-Based Award and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The terms of each Award do not need to be identical, and the board does not need to treat participants uniformly.

Adjustments for Changes in Common Stock and Certain Other Events

The board is required to make equitable adjustments in connection with the Plan and any outstanding Awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events, or any dividends or distributions to holders of common stock other than an ordinary cash dividend. The Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution. In connection with a Reorganization Event, the board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than those relating to restricted stock on such terms as the board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable, or deliverable, or restrictions applicable to an Award will lapse, in whole or in part, prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise or purchase price thereof and any applicable tax withholdings), and (vi) any combination of the foregoing. In taking any such actions, the board is not obligated by the Plan to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

Upon the occurrence of a Reorganization Event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless the board determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the board may provide for termination or deemed satisfaction of such repurchase or other rights in the restricted stock agreement or any other agreement between a participant and us. Upon the occurrence of a Reorganization Event involving our liquidation or dissolution, unless otherwise provided for in the restricted stock agreement or any other agreement between a participant and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

An Award agreement may provide that an Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, effective immediately prior to a Change in Control Event.

Except in relation to Restricted Stock Awards and Other Stock-Based Awards subject to the achievement of specified performance criteria, or as otherwise described above, the board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation with an entity or the acquisition by us of property or stock of an entity, the board may grant Awards in substitution for any options or any other stock or stock-based awards granted by such entity or its affiliate. Substitute Awards may be granted on such terms as the board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards will not count against the Plan’s overall share limit or any sublimits, except as may be required by the Code.

Authorization of Sub-Plans

The board may establish sub-plans under the Plan to satisfy applicable securities, tax or other laws of various jurisdictions.

Amendment or Termination

No Award may be made under the Plan more than 10 years from the date the Plan is approved by our stockholders, but Awards previously granted may extend beyond that date. The board may at any time amend, suspend or terminate the Plan, provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. Awards may be made that are conditioned upon stockholder approval of any amendment to the Plan.

If our stockholders do not approve the Plan, the Plan will not go into effect, the restricted stock units that we have already granted under the Plan will terminate, and we will not grant any other Awards under the Plan. In such event, the board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all stock options granted under the Plan are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more-owned corporate subsidiary of ours at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

EXECUTIVE OFFICERS

Our current executive officers are:

Name	Age	Position	Date Since Office Has Been Held
James W. Green	51	President and Chief Executive Officer	2007
Michael L. Levitz	36	Vice President, Chief Financial Officer, and Treasurer	2009
John J. Fry	48	Vice President, General Counsel, and Corporation Secretary	2007
Donald B. Melson	58	Vice President and Corporate Controller	2006
Peter M. Howard	53	Senior Vice President and General Manager of the OEM Medical Group	2008

For additional information with respect to Mr. Green, who is also a director, see Proposal 1—Election of Directors.

Michael L. Levitz joined us as Vice President, Chief Financial Officer, and Treasurer in July 2009. From October 2007 to July 2009, Mr. Levitz was Vice President and Controller of the Cytyc business unit of Hologic Inc., a developer, manufacturer, and supplier of premium diagnostic products, medical imaging systems, and surgical products focused on the healthcare needs of women. From April 2006 until Cytyc Corporation’s merger with Hologic Inc. in October 2007, Mr. Levitz was Vice President and Corporate Controller of Cytyc Corporation, a global leader in innovative diagnostic and medical devices focused on women’s health. Mr. Levitz was Assistant Corporate Controller of Cytyc Corporation from September 2002 to April 2006. Prior to this position, Mr. Levitz was Controller at NEON Communications, Inc., which owns and operates a technologically advanced, high-bandwidth fiber optic network, from 2001 to 2002 and Director of Financial Reporting from 2000 to 2001. From 1995 to 2000, Mr. Levitz served in various positions in the high technology audit practice of Arthur Andersen LLP, most recently as Audit Manager. Mr. Levitz is a certified public accountant.

John J. Fry joined us as Vice President, General Counsel, and Secretary in November 2007. From April 2005 until joining us, Mr. Fry was a principal of the law firm, Driggs, Hogg, & Fry Co., L.P.A. (formerly Driggs, Lucas, Brubaker & Hogg Co., L.P.A.), where his practice focused primarily on technology and intellectual property law. From August 1995 to April 2005, he held various legal positions at Philips Medical Systems (formerly Marconi Medical Systems and Picker International), including Senior Corporate Counsel and Intellectual Property Manager and counsel to Philips’ computed tomography business.

Donald B. Melson joined us as Vice President and Corporate Controller in March 2006. Mr. Melson was previously Vice President and Corporate Controller of Millipore Corporation, a publicly held global manufacturer of products and services for biopharmaceutical manufacturing and life science laboratories, from 2000 to 2006. Prior to this position, Mr. Melson held a number of financial management positions in Millipore Corporation and W. R. Grace & Co. Mr. Melson began his career in the audit practice of Ernst & Young and is a certified public accountant.

Peter M. Howard was appointed as a Senior Vice President and General Manager of our OEM Medical Group in September 2008. Mr. Howard has been an employee of ours since November 2003, first serving as General Manager of various business units within the Medical Imaging Products segment. Before joining us, he was president and a board member for several of Thermo Electron Corporation’s subsidiaries. Prior to that, Mr. Howard was the president of two joint venture companies of Mitsubishi Electronics.

Our executive officers are elected annually by the board and hold office until their successors are chosen and qualified, subject to earlier removal by the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Analogic is a participant, the amount involved exceeds $100,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related party,” has a direct or indirect material interest.

If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related party must report the proposed related party transaction to our General Counsel. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related party transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related party transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related party transactions that are ongoing in nature will be reviewed annually.

A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related party’s interest in the transaction. The committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with Analogic’s best interests. The committee may impose any conditions on the related party transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related party transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related parties and, therefore, are not related party transactions for purposes of this policy:

•

interests arising solely from the related party’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related party and all other related parties own in the aggregate less than a 10% equity interest in such entity and (b) the related party and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of Analogic’s charter or By-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

There were no related party transactions in fiscal 2009.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our board oversees our executive compensation program. In this role, the Compensation Committee annually reviews and approves all compensation decisions relating to our executive officers. Information about the Compensation Committee, including its composition, responsibilities and processes, and compensation, can be found on page 9 of this proxy statement. The following discussion summarizes Analogic’s compensation philosophy and programs generally, as well as their application and relationship to compensation awards and decisions made with respect to fiscal 2009. This discussion should be read in conjunction with the other compensation information contained in this proxy statement.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;

•

ensure executive compensation is aligned with our corporate strategies and business objectives and promote the achievement of key strategic and financial performance measures by linking short-and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee has regularly evaluated our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are necessary to allow us to compete for executive talent with other companies in our industry and region. Further, our executive compensation program has tied a substantial portion of each executive’s overall compensation to the achievement of key strategic and financial goals, including adjusted earnings per share and revenue growth. Finally, in fiscal 2009 we provided a portion of our executive compensation in the form of time-based stock options, time-based restricted stock, and performance-contingent restricted stock grants, which we believe help to retain our executives and aligns their interests with those of our stockholders.

In making compensation decisions for fiscal 2009, the Compensation Committee engaged the services of Watson Wyatt, independent compensation consultants, to assist us in defining an updated peer group of companies and collect relevant market data from those companies. This information was used to determine the appropriate mix of fixed and variable compensation and to link the achievement of key strategic and financial performance measures to short- and long-term awards. The following 15 companies were included in the updated peer group: American Medical Systems Holdings, Inc.; AnthroCare Corp.; Cognex Corporation; Coherent Inc.; ev3, Inc.; FEI Company; Greatbatch Inc.; GSI Group, Inc.; Haemonetics Corp.; L-1 Identity Solutions, Inc.; Micrel Incorporated; MTS Systems Corporation; OmniVision Technologies, Inc.; OSI Systems, Inc.; and TomoTherapy, Incorporated. With information from these companies as well as survey data provided by Watson Wyatt, the Compensation Committee approved the fiscal 2009 annual incentive program awards and the long term incentive program awards, consisting of time-based restricted stock, performance-based restricted stock, and time-based stock options. The target award levels for each of these incentive compensation programs was set to generally approximate the median market values in our peer group for each of the eligible positions in the plans. The Compensation Committee generally targeted overall compensation for executives to be competitive with compensation paid to similarly situated executives of the companies in its peer group. Overall compensation for our executives in fiscal 2009 was set approximately in the middle of the range of our peer group based upon our financial performance for the previous fiscal year. Variations to this general target occurred as dictated by the experience level of the individual, market factors and individual performance.

Components of our Executive Compensation Program

The primary elements of our fiscal 2009 executive compensation program were:

a) base salary;

b) annual incentive program;

c) long-term incentive program;

d) employee benefits and other compensation; and

e) severance and change-of-control benefits.

For fiscal 2009, we did not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by Watson Wyatt, determined what it believed to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing executive base salaries for fiscal 2009, the Compensation Committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the seniority and performance of the individual, the level of the individual’s responsibility, the base salary of the individual at his prior employment, if applicable, the number of well qualified candidates to assume the individual’s role, and the financial performance of Analogic in the past year. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies.

Base salaries are reviewed at least annually by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, individual performance and experience, and the performance of Analogic. Base salaries for our executive officers were set by the Compensation Committee, taking into account the peer group information received from Watson Wyatt and the recommendation of the Chief Executive Office (or CEO). The annual base salaries for each of our executive officers, except for Mr. Levitz, in fiscal 2009, were established on August 24, 2008 to be at approximately the 50th percentile of the peer group, except for Mr. Melson, whose base salary was set above the 75th percentile of a published survey based upon his experience, job performance, and salary at his prior employer. There was no peer group information available for Mr. Melson’s position. The new annual base salaries were set as follows:

Name	New Annual Base Salary	% Increase
James W. Green	$490,000	11.4%
John J. Millerick	$279,450	3.5%
John J. Fry	$294,500	3.3%
Peter M. Howard	$276,925	4.5%
Donald B. Melson	$225,000	12.5%

The base salary for Mr. Levitz, which was $265,000, was targeted between the 25th and 50th percentile of the peer group information provided by Watson Wyatt based upon his being new to the position.

Annual Incentive Program

In September 2008, the Compensation Committee adopted an annual incentive program for fiscal 2009 (which we refer to as the FY 09 AIP), in which certain salaried management employees, including our executive officers, are eligible to participate. Executive officers were given a target award, ranging from approximately thirty-five percent to eighty percent of their annual base salary, with an opportunity to earn a maximum of twice their target. The target award for Mr. Green was set near the median level for companies in our compensation peer group, while all other executive officers were set at or below the 25th percentile of the peer group. The FY 09 AIP targets for each of the executive officers, except Mr. Levitz, who did not participate in the FY 09 AIP, were as follows:

Name	FY 09 AIP Target	% of Base Salary
James W. Green	$392,000	80%
John J. Millerick	$111,780	40%
John J. Fry	$132,525	45%
Peter M. Howard	$124,616	45%
Donald B. Melson	$78,750	35%

Bonuses under the FY09 AIP were payable in cash, except that bonuses in excess of the target award were payable fifty percent in cash and fifty percent in restricted stock, which would vest immediately. Bonuses under the FY09 AIP for each executive officer except Mr. Howard’s bonus was based on targets as follows: i) seventy percent on achievement of adjusted diluted earnings per share of $1.74 and ii) thirty percent on achievement of $445,000,000 of revenue. The bonus under the FY09 AIP for Mr. Howard was based on targets as follows: i) thirty four percent on achievement of adjusted diluted earnings per share of $1.74, ii) thirty three percent on achievement of $24,930,000 of profit before interest and tax for his business unit, and iii) thirty three percent on achievement of $237,202,000 of revenue for his business unit. A minimum adjusted diluted earnings per share must be achieved to receive any payment under the FY09 AIP. The minimum adjusted diluted earnings per share needed to be achieved to receive a bonus payment were $1.32 for all executive officers except Mr. Howard and $0.87 for Mr. Howard. All performance targets were set by the Compensation Committee to be reasonably likely, but by no means certain, of being attained. Because our performance in fiscal 2009 did not achieve the minimum adjusted diluted earnings per share targets for the executive officers, no bonus payments were made to the executive officers under the FY09 AIP.

Analogic exceeded the revenue and adjusted diluted earnings per share targets set for purposes of the fiscal 2008 Annual Incentive Program. As a result, participating executives received a portion of their bonuses in time-based restricted stock awards that vest over two years. These time-based restricted stock awards were granted by the Compensation Committee on September 23, 2008. The amount of shares granted to each executive officer was as follows: Mr. Green—1,025; Mr. Fry—269; Mr. Millerick—369; Mr. Howard—133; and Mr. Melson—175.

Long Term Incentive Program

Our Long Term Incentive Program is an equity-based award program and has been the primary vehicle for offering long-term incentives to our executives. We believe that equity-based grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of the equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. All grants of equity-based awards to our executives are approved by the Compensation Committee. In determining the size of equity-based awards to our executives, the Compensation Committee considers company-level performance and scope of responsibility, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, and the recommendations of management, and compensation paid by the peer group. We do not have any equity ownership guidelines for our executives.

Based in part upon the Watson Wyatt study prepared for fiscal 2009, the Compensation Committee granted time-based stock options, time-based restricted stock, and performance-contingent restricted stock awards to our executive officers on September 23, 2008. The annual aggregate value of these awards was set near the 25th percentile for companies in our compensation peer group. The shares of performance contingent restricted stock will vest based on the achievement of certain growth targets in our adjusted diluted earnings per share over the three year period ending July 31, 2011. The time-based restricted stock and stock options will all vest on July 31, 2011. The table below summarizes the awards granted to our executive officers in September 2008:

	Performance Contingent Restricted Stock Awards
Name	Awards at Target (in shares)	Awards at Maximum (in shares)	Time- Based Restricted Awards (in shares)	Stock Options (in shares)
James W. Green	3,264	6,528	3,264	9,791
John J. Fry	1,569	3,138	1,569	4,707
John J. Millerick (1)	1,340	2,680	1,340	4,020
Peter M. Howard	1,476	2,952	1,476	4,427
Donald B. Melson	959	1,918	959	2,877

(1)	Per the terms of Mr. Millerick’s Separation Agreement, the vesting of 1,152 and 2,903 time-based restricted stock awards and stock options, respectively, was accelerated while 372 and 1,117 shares, respectively, were cancelled on September 29, 2009. Mr. Millerick may also earn up to 4,168 shares of performance contingent restricted stock based on our performance in fiscal 2009 and 2010.

Under the terms of Mr. Levitz’ agreement with us, we granted him 10,000 time-based stock options and 6,868 shares of time-based restricted stock. The time-based stock options vest 25% per year beginning on the second anniversary of the date of grant, while the time-based restricted stock vests 33% per year beginning on the first anniversary of the date of the grant.

Employee Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan with employer matching contributions. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

During fiscal 2009, we provided other compensation to our executive officers in the following forms:

•

Other Bonuses—During fiscal year 2009, Mr. Howard was eligible to receive a target bonus of $100,000 for the performance of Copley Controls Corporation (which we refer to as Copley) in fiscal 2009. To achieve the target bonus payment, Copley had to have achieved income from operations and gross external revenue of $11,902,000 and $85,780,000, respectively, in fiscal 2009. No bonus payment was made since Copley did not achieve the minimum required target of $9,522,000 of income from operations or $77,202,000 of gross external revenue in fiscal 2009.

•

Perquisites—Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid quarterly, for use in connection with customary perquisites, such as automobile and financial planning expenses.

•	401(k) Matching Contributions—During fiscal 2009, we matched each employee contribution to the 401(k) plan up to 4% of their total wages. These contributions vest immediately.

•

Non-qualified Deferred Compensation Plan—During fiscal 2009, we matched non-qualified deferred compensation contributions to the plan up to 4% of their total wages. These contributions vest immediately.

•

Severance—In return for Mr. Millerick’s execution of his Separation Agreement, he received a severance payment of $279,450, which is being paid over a period of 12 months. As part of the Separation Agreement, Mr. Millerick also receives health and dental coverage for a period of 12 months from his resignation date, which has a cost to us of approximately $22,000, as well as $30,000 for transition services and approximately $25,000 for career transition services.

Severance and Change-of-Control Benefits

Pursuant to employment agreements between us and Mr. Green, Mr. Levitz, and Mr. Fry, as well as our Severance Plan for Management Employees, Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), 2007 Restricted Stock Plan, and 2007 Stock Option Plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Analogic. We have provided more detailed information about these benefits with respect to our Named Executive Officers, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” beginning on page 37 of this proxy statement.

We believe that providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in our compensation peer group, we believe that our severance and change of control benefits are generally in line with severance packages offered to executives by the companies in our peer group.

In the case of change-of-control benefits, our practice has been to structure these benefits so cash benefits are paid only if the employment of the executive is terminated during a specified period after a change of control has occurred, while equity-based benefits are triggered by the occurrence of the change-of-control itself. We believe this structure maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control after which they believe they may lose their jobs.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our CEO and certain other highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although we do not believe that the limitations of Section 162(m) have a material impact on us at the current compensation levels, we periodically review the potential consequences of Section 162(m) and generally intend to structure the equity-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation would remain tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for our Chief Executive Officer during fiscal 2009 and each of our other executives officers in fiscal 2009 (which we refer to collectively as our Named Executive Officers) for fiscal 2009, 2008, and 2007.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3),(4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) ($)	Total ($)
James W. Green President and Chief Executive Officer (7)	2009 2008 2007	487,224 450,000 77,885	— — —	193,014 216,360 25,143	276,308 218,220 42,332	— 424,272 —	52,367 22,165 200,378	1,008,913 1,331,017 345,738
Michael L. Levitz Vice President, Chief Financial Officer, and Treasurer (8)	2009	15,288	—	3,141	903	—	—	19,332
Peter M. Howard Senior Vice President and General Manager, OEM Medical Group	2009	279,061	—	52,739	32,124	—	15,254	379,178
John J. Fry Vice President, General Counsel, and Corporation Secretary (9)	2009 2008	294,070 191,827	— 200,000	75,635 48,483	28,212 —	— 111,298	40,678 23,234	438,595 574,842
Donald B. Melson Vice President—Corporate Controller	2009 2008 2007	223,378 200,000 200,000	— — 26,500	54,869 64,255 37,652	35,559 18,365 15,756	— 72,526 15,000	8,725 2,243 2,508	322,531 357,389 297,416
John J. Millerick Former Senior Vice President, Chief Financial Officer, and Treasurer (10)	2009 2008 2007	279,024 263,077 250,000	— — —	129,546 114,879 81,666	50,311 — —	— 152,637 56,200	371,784 2,359 2,638	830,665 532,952 390,504

(1)	This column represents discretionary bonuses. During fiscal 2007, we paid $25,000 to Mr. Melson for his guaranteed bonus after he completed one year of service. During fiscal 2007 we also paid a discretionary bonus of $1,500 to Mr. Melson in addition to the amount he received under the executive annual cash incentive bonus plan in recognition for individual performance during fiscal 2007 not contemplated in that plan. In fiscal 2008, we paid to Mr. Fry a signing bonus of $200,000, which he would have had to repay to us on a prorated basis had he left our employ voluntarily and without good reason within two years of his start date.

(2)	This column represents the dollar amount we recognized as expense for financial statement reporting purposes with respect to fiscal 2009, 2008, and 2007 related to restricted stock awards, disregarding the estimate for forfeitures, and thus includes amounts for restricted stock awards granted in fiscal 2009 as well as prior fiscal years. Additional information can be found in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009.

(3)	This column represents the dollar amount we recognized as expense for financial statement reporting purposes with respect to fiscal 2009, 2008, and 2007 related to stock option awards, disregarding the estimate for forfeitures, and thus includes amounts for stock option awards granted in fiscal 2009 as well as prior fiscal years. Additional information can be found in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009.

(4)	No stock options were granted in fiscal 2008 and 2007 to the Named Executive Officers other than those issued Mr. Green and Mr. Melson as part of their employment agreements. In fiscal 2009, stock options were granted as follows to the Named Executive Officers: Mr. Green—9,791; Mr. Levitz—10,000; Mr. Fry—4,707; Mr. Howard—4,427; Mr. Millerick—4,020; and Mr. Melson—2,877.

(5)	This column represents incentive compensation earned for fiscal 2009, 2008, and 2007 under our executive annual incentive cash bonus program; the fiscal 2009 plan is described on page 30 of this proxy statement. Under our employment agreement with Mr. Green, his target bonus for fiscal 2008 was guaranteed at sixty-five percent of his base salary, or $292,500. Under our employment agreement with Mr. Fry, his target bonus for fiscal 2008 was guaranteed at forty percent of his base salary, prorated for the eight full calendar months he worked for Analogic during fiscal 2008, or $76,000. Because our performance in fiscal 2008 exceeded applicable performance targets, payment of target bonuses to Mr. Green and Mr. Fry on a “guaranteed” basis was not necessary. This column includes amounts in excess of the guaranteed portion of the annual incentive bonus for fiscal 2008 paid to Mr. Green and Mr. Fry (including amounts allocated to the restricted stock). For our other executives, the amounts shown in this column include the entire amount of the annual incentive bonus for fiscal 2008 (including the amounts allocated to the restricted stock). The portion of such amounts which represents the value of the excess paid in the form of restricted stock that vests over two years is as follows for each of such officers: Mr. Green—$65,825; Mr. Fry—$17,275; Mr. Millerick—$23,697; and Mr. Melson—$11,239.

(6)	Please see the All Other Compensation table below.

(7)	Mr. Green began serving as our President and Chief Executive Officer on May 21, 2007.

(8)	Mr. Levitz began serving as our Vice President, Chief Financial Officer, and Treasurer on July 6, 2009.

(9)	Mr. Fry began serving as our Vice President, General Counsel, and Corporation Secretary on November 26, 2007.

(10)	Mr. Millerick resigned as an executive officer as of July 5, 2009 but remained as an employee until September 29, 2009.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Year	Profit Sharing Contributions (1) ($)	Perquisites (2) ($)	Relocation Costs (3) ($)	Tax Gross Ups (4) ($)	Employer Matching Contributions for 401(k) and Non-Qualified Deferred Compensation Plans ($)	Other (5) ($)	Total ($)
James W. Green	2009 2008 2007	— 2,165 —	20,000 20,000 5,000	— — 140,571	— — 54,807	32,367 — —	— — —	52,367 22,165 200,378
Michael L. Levitz	2009	—	—	—	—	—	—	—
Peter M. Howard	2009	—	—	—	—	15,254	—	15,254
John J. Fry	2009 2008	— 2,165	— —	27,499 20,632	6,371 437	6,808 —	— —	40,678 23,234
Donald B. Melson	2009 2008 2007	— 2,243 2,508	— — —	— — —	— — —	8,725 — —	— — —	8,725 2,243 2,508
John J. Millerick	2009 2008 2007	— 2,359 2,638	— — —	— — —	— — —	15,334 — —	356,450 — —	371,784 2,359 2,638

(1)	This column represents profit-sharing contributions of $1,285,000 and $1,471,000 in fiscal 2008 and 2007, respectively that were allocated to our U.S.-based employees based on a point system which took into account base salary, age, and length of service.

(2)	Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid quarterly, for use in connection with customary perquisites, such as automobile and financial planning expenses.

(3)	This column represents the actual relocation costs for Mr. Green and for Mr. Fry pursuant to their employment agreements.

(4)	This column represents the actual tax gross-ups for Mr. Green’s and Mr. Fry’s relocation costs.

(5)	This column represents severance payments to Mr. Millerick discussed on page 32 of this proxy statement.

Grants of Plan-Based Awards

The following table show all awards granted to each of the Named Executive Officers during fiscal 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James W. Green		29,400	392,000	784,000
	9/23/08				1	3,264	6,258						391,500
	9/23/08							1,025	(3)				64,124
	9/23/08							3,264	(4)				204,196
	9/23/08									9,791	(5)	62.72	216,087
Michael L. Levitz	7/17/09							6,868	(6)				245,874
	7/17/09									10,000	(7)	35.61	117,800
Peter M. Howard		10,281	124,616	249,232
		15,000	100,000	100,000
	9/23/08				1	1,476	2,952						184,677
	9/23/08							133	(3)				8,320
	9/23/08							1,476	(4)				92,339
	9/23/08									4,427	(5)	62.72	97,704
		9,939	132,525	265,050
	9/23/08				1	1,569	3,138						196,313
John J. Fry	9/23/08							269	(3)				16,829
	9/23/08							1,569	(4)				98,157
	9/23/08									4,707	(5)	62.72	103,883
Donald B. Melson		5,906	78,750	157,500
	9/23/08				1	959	1,918						119,990
	9/23/08							175	(3)				10,948
	9/23/08							959	(4)				59,995
	9/23/08									2,877	(5)	62.72	63,495
John J. Millerick		8,385	111,780	223,600
	9/23/08				1	1,340	2,680						167,661
	9/23/08							369	(3)				23,085
	9/23/08							1,340	(4)				83,830
	9/23/08									4,020	(5)	62.72	88,721

(1)	These columns represent potential payouts under the FY 09 AIP, of which no payments were made to the Named Executive officers because the targets were not achieved. The second line under Mr. Howard represents the potential payments under his agreement related to Copley, of which no payment was made to Mr. Howard since the targets were not achieved.

(2)	Shares were granted from the 2007 Restricted Stock Plan. For the vesting provisions, see page 36 of this proxy statement. The fair value of the equity incentive plan awards was based of the maximum number of shares that might be earned and was calculated in accordance with accounting principles generally accepted in the United States of America. Additional information can be found in Note 2 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2009.

(3)	Shares were granted from the 2007 Restricted Stock Plan and will cliff-vest on July 31, 2010.

(4)	Shares were granted from the 2007 Restricted Stock Plan and 50% of these vested on July 31, 2009 with the remaining 50% vesting on July 31, 2010.

(5)	Options were granted from the 2007 Stock Option Plan and will cliff-vest on July 31, 2010.

(6)	Shares were granted from the 2007 Restricted Stock Plan. See Note 7 to the table below for the vesting schedule of this grant.

(7)	Options were granted from the 2007 Stock Option Plan and 25% will vest on July 17 of each of 2011, 2012, 2013, and 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of July 31, 2009. The market and payout values for unvested stock awards are calculated based on a market value of $37.91 per share (the closing market price of our common stock on July 31, 2009) multiplied by the number of shares subject to the award. All stock options shown in this table have a seven-year term.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (11)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James W. Green	8,750	26,250	(1)	—	64.70	5/21/2014				21,528	816,126
	—	9,791	(4)	—	62.72	9/23/2015	11,276	(6)	427,473
Michael L. Levitz	—	10,000	(2)	—	35.61	7/17/2016	6,868	(7)	260,366	—	—
Peter M. Howard	2,500	—		—	41.72	12/8/2010
		4,427	(4)		62.72	9/23/2015	2,792	(8)	105,845	9,352	354,534
John J. Fry	—	4,707	(4)	—	62.72	9/23/2015	3,703	(9)	140,381	11,138	422,242
Donald B. Melson	1,125	3,375	(3)	—	58.41	9/20/2013	5,546	(10)	210,249	5,918	224,351
	—	2,877	(4)	—	62.72	9/23/2015
John J. Millerick	—	4,020	(5)	—	62.72	9/23/2015	1,524	(5)	64,788	9,080	344,223

(1)	33% of these options will vest on each May 21 of 2010, 2011, and 2012.

(2)	25% of these options will vest on each July 17 of 2011, 2012, 2013, and 2014.

(3)	33% of these options will vest on each September 20 of 2009, 2010, and 2011.

(4)	100% of these options will vest on July 31, 2011.

(5)	Per the terms of Mr. Millerick’s Separation Agreement, the vesting of 1,152 and 2,903 time-based restricted stock awards and stock options, respectively, were accelerated, while 372 and 1,117, respectively, were cancelled on September 29, 2009.

(6)	Restrictions on shares will lapse as follows: 2,500 on May 21 of each of 2010, 2011, and 2012; 512 on July 31, 2010; and 3,264 on July 31, 2011.

(7)	Restrictions will lapse on 2,290 shares on July 17 of 2010 and 2,289 shares on each July 17 of 2011 and 2012.

(8)	Restrictions on shares will lapse as follows: 1,250 on December 8, 2009; 66 on July 31, 2010; and 1,476 on July 31, 2011.

(9)	Restrictions on shares will lapse as follows: 500 on December 4 of each of 2009, 2010, 2011, and 2012; 134 on July 31, 2010; and 1,569 on July 31, 2011.

(10)	Restrictions on shares will lapse as follows: 1,125 on September 20 of each of 2009, 2010, 2011, and 2012; 88 on July 31, 2010; and 959 on July 31, 2011.

(11)	This is the maximum number of performance-contingent restricted stock shares that can be earned.

Option Exercises and Stock Vested

The following table provides information regarding options and stock awards exercised and vested, respectively, for the Named Executive Officers during fiscal 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
James W. Green	—	—	3,013	115,123
Michael L. Levitz	—	—	—	—
Peter M. Howard	—	—	1,317	53,990
John J. Fry	—	—	135	5,118
Donald B. Melson	—	—	88	3.336
John J. Millerick	—	—	2,684	98,901

(1)	Represents the fair market value of the common stock on the applicable vesting date, multiplied by the number of shares of restricted stock that vested on that date.

Potential Payments Upon Termination or Change of Control

On May 1, 2007, we entered into an employment agreement with Mr. Green. The employment agreement provides that if, during the employment period, we terminate Mr. Green’s employment other than for “cause”, we shall pay him twelve months of salary paid on a bi-weekly basis, a lump payment equal to his target bonus, and accelerate the vesting of stock options and restricted stock as follows:

•	a portion of the 5,000 shares of performance-based restricted stock granted as part of this agreement based on his service completed;

•

50% of the unvested time-based stock options from his initial grant of 50,000 options granted as part of this agreement, of which 15,000 options were cancelled by the Compensation Committee in October 2007;

•	50% of his unvested time-based restricted stock from his one-time equity grant as part of this agreement; and

•	100% of his unvested time-based stock options from his one-time equity grant as part of this agreement.

Mr. Green’s agreement also entitles him to the following change in control benefits in the event his employment is terminated without cause within twenty-four months following a change in control:

•	Two times base salary plus greater of the target or the three year average bonus;

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, for year of termination;

•	Benefits continuation for twenty-four months;

•	Equity acceleration as described above; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Green.

On October 29, 2008, we entered into an employment agreement with Mr. Fry. The employment agreement provides that if we terminate Mr. Fry’s employment other than for “cause”, or if he terminates his employment for “good reason”, he will be eligible to receive base salary continuation for the greater of (1) the remainder of the twenty-four month period following his start date or (2) twelve months of salary paid on a bi-weekly basis, a lump payment equal to the greater of his target bonus or his actual bonus, to the extent determinable, for the year of termination, outplacement assistance, and relocations costs (but only if he moved back to Cleveland, Ohio within two years of his start date).

Mr. Fry’s agreement also entitles him to the following change in control benefits in the event his employment is terminated by us without cause, or if he terminates his employment for “good reason”, within twenty-four months following a change in control:

•	One times base salary plus greater of the target or the three year average bonus;

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, based on the number of whole months worked in the year of termination;

•	Benefits continuation for twelve months;

•	Acceleration of all unvested equity awards; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Fry.

On June 8, 2009, we entered into an employment agreement with Mr. Levitz. The employment agreement provides that if we terminate Mr. Levitz’ employment other than for “cause” we shall pay him twelve months of salary paid on a bi-weekly basis, and continuation of health insurance for up to twelve months.

Mr. Levitz’ agreement also entitles him to the following change in control benefits in the event his employment is terminated without cause within twenty-four months following a change of control:

•	Twelve months salary paid on a bi-weekly basis;

•	Benefits continuation for up to twelve months;

•	Target bonus under the Annual Incentive Plan for the termination year payable in a lump sum; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Levitz.

Further, we have two severance plans, one of which is for management and the other for non-management employees. The plan for management employees covers designated corporate officers, and other designated officers, including all of our Named Executive Officers. Messrs Green, Levitz, and Fry each have an employment agreement which includes severance provisions that supersede the provisions of the severance plan. Those severance provisions are discussed beginning on page 37 of this proxy statement. Participants in the management plan are entitled to receive severance benefits as follows:

•

For management employees reporting directly to the President and CEO, the employee receives a severance benefit of compensation and health and life insurance coverage equal to two weeks for each complete year of service, which may not be less than six months nor more than one year.

•

For all other management employees, the employee receives a severance benefit of compensation and health and life insurance coverage equal to two weeks for each complete year of service, which may not be less than two weeks nor more than one year.

A participant in the management plan becomes entitled to receive the benefits described above only if he or she timely signs and returns to us a severance agreement in a form provided by us, in our sole discretion, by which he or she agrees to waive and release us from all legal claims he or she may have against us in exchange for payment of such severance benefits. The management employee will not be eligible to receive such severance benefits if we become aware, before expiration of the period over which such severance benefits are paid, of circumstances that would have caused his or her termination for cause, or the management employee has previously entered into an employment agreement with us which provides for payment, or non-payment, of such severance benefits or payments upon termination of employment. According to its terms, the management plan does not operate to affect or modify the terms of a participant’s employment in any way.

Additionally, while not part of either severance plan, we have a practice of providing all employees over the age of forty with four weeks of additional severance benefits in addition to what they receive under the applicable severance plan.

Under the 2007 Stock Option Plan, upon an involuntary termination without cause, stock options that are not exercisable on the date of termination shall be terminated at that time. On March 3, 2008, the Compensation Committee approved accelerated vesting upon involuntary termination without cause for all outstanding time-based stock options at that time under the June 11, 1993 Plan (as amended on October 12, 2000) and the June 11, 1998 Plan (as amended on October 12, 2000 and November 16, 2001) that would vest within the subsequent twelve months from the date of termination.

Under the 2007 Restricted Stock Plan, all time-based restricted stock whose restrictions have not lapsed will be forfeited upon employment termination. Except for the performance-based restricted stock awards granted on October 14, 2009, which are described below, for performance-based restricted stock awards under the 2007 Restricted Stock Plan, upon an involuntary termination not for cause, a number of shares which can be earned shall be a prorated portion of the target number of shares, determined by multiplying the target number of shares by a fraction, the numerator of which shall be the sum of the number of full calendar months during the performance period during which the participant remained in our employ and the number of full months of severance the employee is entitled to and the denominator of which shall be 36. The prorated number of shares actually earned, if any, shall be determined at the end of the performance period based on the achievement of the performance criteria. On March 3, 2008, the Compensation Committee approved accelerated vesting upon involuntary termination without cause for all unvested time-based restricted stock at that time under the Key Employee Stock Bonus Plan (as amended on January 27, 1988) and the Key Employee Stock Bonus Plan (as amended on March 11, 2003) that would vest within the subsequent twelve months from the date of termination.

Lastly, upon a qualifying change in control, restrictions will lapse on any time-based restricted stock granted under our Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), and the 2007 Restricted Stock Plan. Upon a qualifying change in control, restrictions will lapse on the target number of any performance-based restricted stock granted under our 2007 Restricted Stock Plan for the awards made under the fiscal 2008 and 2009 Long-Term Incentive Programs. Further, all unvested stock options granted under our 2007 Stock Option Plan will become immediately vested and exercisable upon a qualifying change in control. On March 3, 2008, the Compensation Committee approved accelerated vesting for all unvested time-based restricted stock under the June 11, 1993 Plan (as amended on October 12, 2000) and the June 11, 1998 Plan (as amended on October 12, 2000 and November 16, 2001) upon a qualifying change in control.

Pursuant to our Long-Term Incentive Program for fiscal 2010, the Compensation Committee granted performance-based restricted stock awards under our 2007 Restricted Stock Plan on October 14, 2009 and performance-based awards of restricted stock units under our 2009 Stock Incentive Plan on November 4, 2009, the latter of which are subject to stockholder approval of the 2009 Stock Incentive Plan. The Compensation Committee approved the following vesting provisions for such awards on November 23, 2009:

•

Upon a qualifying change in control, those awards with a cumulative non-GAAP earnings per share target will vest as to the target number of shares, while awards with a total stockholder return target will vest based on the actual price of our common stock prior to the change in control relative to the peer group.

•

Upon an involuntary termination not for cause, the number of shares that will vest under either type of award will be a prorated portion of the target number of shares, determined by multiplying the target number of shares by a fraction, the numerator of which will be the number of full calendar months during the performance period during which the participant remained in our employ and the denominator of which will be 36.

The tables below reflect the compensation and benefits due to each Named Executive Officer, (other than Mr. Millerick, whose actual severance payments are described on page 32 of this proxy statement), upon an involuntary termination other than for cause, and a termination following a change of control without cause or by the executive officer for good reason. The amounts shown assume that each termination of employment was effective as of July 31, 2009. The value of accelerated stock options was calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing stock price of our common stock as of July 31, 2009, which was $37.91. The value of accelerated restricted stock was calculated by multiplying the number of accelerated shares by the closing price of our common stock as of July 31, 2009. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

James W. Green

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	490,522		981,044
Annual Incentive Program Bonus	392,000		592,270	(1)

Benefits and perquisites
Health and Welfare Benefit Continuation	—		33,800

Long-term Incentives
Value of Accelerated Restricted Stock	610,882	(2)	835,536

Total Value: Incremental Benefits	1,493,404		2,442,650

(1)	Annual Incentive Program Bonus has been reduced by $191,730 from $784,000 to $592,270 due to the contractual cutback in his employment agreement.

(2)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and the acceleration of 10,764 shares.

Michael L. Levitz

Element	Involuntary Termination without Cause ($)	Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	265,000	265,000
Annual Incentive Program Bonus	—	56,200

Benefits and perquisites
Health and Welfare Benefit Continuation	16,900	16,900

Long-term Incentives
Value of Accelerated Restricted Stock	—	260,366
In-the-Money Value of Accelerated Stock Options	—	23,000

Total Value: Incremental Benefits	281,900	621,466

Peter M. Howard

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	138,739		138,739

Benefits and perquisites
Health and Welfare Benefit Continuation	8,450		8,450

Long-term Incentives
Value of Accelerated Restricted Stock	206,938	(1)	283,112

Total Value: Incremental Benefits	354,127		430,301

(1)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and the acceleration of 4,676 shares.

John J. Fry

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	295,022		295,022
Annual Incentive Program Bonus	132,525		265,050

Benefits and perquisites
Health and Welfare Benefit Continuation	—		16,900
Outplacement Services	25,000		—
Relocation Costs	100,000		—

Long-term Incentives
Value of Accelerated Restricted Stock	238,134	(1)	351,502

Total Value: Incremental Benefits	790,681		928,474

(1)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and the acceleration of 5,569 shares.

Donald B. Melson

Element	Involuntary Termination without Cause ($)		Termination Without Cause or With Good Reason Following a Change in Control ($)
Incremental Benefits Pursuant to Termination Event
Cash Severance
Base salary	43,370		43,370

Benefits and perquisites
Health and Welfare Benefit Continuation	3,250		3,250

Long-term Incentives
Value of Accelerated Restricted Stock	129,331	(1)	322,462

Total Value: Incremental Benefits	175,951		369,082

(1)	Assumes achievement of applicable targets with respect to performance-contingent restricted stock and the acceleration of 2,959 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership of our equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Our directors, executive officers, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such filings by our directors, executive officers, and 10% stockholders, or written representations from certain of those persons, we believe that all filings required to be made by those persons during fiscal 2009 were timely made.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2009 were Dr. Wilson, Dr. Parks, Chairman, Mr. Melia (beginning on June 2, 2009), Dr. Vandebroek, and, until January 26, 2009, Bruce Steinhauer. None of our executive officers has served as a director or member of the compensation committee of any other company whose executive officers, or any of them, serve as a member of our board or Compensation Committee.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information about the shares of common stock authorized for issuance under our equity compensation plans as of July 31, 2009:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	286,868	$51.47	766,205	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	286,868	$51.47	766,205	(1)

(1)	Includes 471,205 shares issuable under our Employee Stock Purchase Plan in connection with current and future offering periods under that plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Fred B. Parks, Chairman

Kevin C. Melia

Sophie V. Vandebroek

Gerald L. Wilson

AUDIT COMMITTEE REPORT

The Audit Committee of our board is comprised of three members, each of whom qualifies as an “independent” director under current NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviewed our audited financial statements for fiscal 2009, and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel, and the independent auditors, the following:

•	the plan for, and the independent registered public accounting firm’s report on, the audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application, and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls, or methodologies;

•	significant developments or changes in accounting rules applicable to Analogic; and

•	the adequacy of our internal controls and accounting, financial, and auditing personnel.

Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), with PricewaterhouseCoopers LLP.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from us. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit-related services to us is compatible with maintaining such registered public accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2009.

AUDIT COMMITTEE

James J. Judge, Chairman

Kevin C. Melia

Edward F. Voboril

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our financial statements for fiscal 2010. PwC has served as our independent registered public accounting firm since 1991. Representatives of PwC are expected to be present at the 2010 annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Although stockholders ratification of the Audit Committee’s selection of PwC is not required by law or our organizational documents, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. However, even if the appointment of PwC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

Our board recommends a vote FOR ratification of the appointment of PwC, as our independent registered public accounting firm for fiscal 2010.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees billed to us by our independent registered public accounting firm:

	Fiscal 2009	Fiscal 2008
	(In Thousands)	(In Thousands)
Audit Fees (a)	$1,540	$1,954
Audit-Related Fees (b)	5	65
Tax Fees (c)	102	44
All Other Fees (d)	3	2

	$1,650	$2,065

(a)	Fees for audit services billed related to fiscal 2009 consisted substantially of the following:
•	Audit of our July 31, 2009 annual financial statements
•	Reviews of our quarterly financial statements in fiscal 2009
•	Internal control attestation procedures as required by SEC rules

Fees for audit services billed related to fiscal 2008 consisted substantially of the following:

•	Audit of our July 31, 2008 annual financial statements
•	Reviews of our quarterly financial statements in fiscal 2008
•	Internal control attestation procedures as required by SEC rules
•	Audit services related to the acquisition of Copley

(b)	Fees for audit-related services billed related to fiscal 2009 and fiscal 2008 consisted of the following:
•	Filing of SEC Form S-8 and 8-K

(c)	Fees for tax services billed related to fiscal 2009 and fiscal 2008 consisted substantially of the following:
•	U.S. and foreign tax compliance
•	Tax planning and advice services relating to international restructuring plan

(d)	All other fees related to fiscal 2009 and 2008 consisted primarily of licenses to a web-based accounting research tool and an automated accounting disclosure checklist.

The fees related to the services above were approved by the Audit Committee.

The Audit Committee has adopted a policy in its charter to pre-approve all services (audit and non-audit) to be provided to us by our independent registered public accounting firm, except that de minimis non-audit services may be approved in accordance with applicable SEC rules, including paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. In considering the nature of the services provided by the independent registered public accounting firm, during fiscal 2009 and fiscal 2008 the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our management and the independent registered public accounting firm to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the American Institute of Certified Public Accountants. None of the services above were approved by the Audit Committee pursuant to the exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

PROPOSALS OF STOCKHOLDERS

A stockholder who intends to present a proposal for action at the 2011 annual meeting may seek to have his or her proposal included in our proxy materials for that meeting by notifying us of such intention and furnishing the text of the proposal to us. Such notice must also include the stockholder’s address and statement of the number of shares of common stock held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. The proposal must satisfy the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy materials relating to the 2011 annual meeting. To have a proposal considered for inclusion in the proxy materials for the 2011 annual meeting, a stockholder must give the notice mentioned above and submit his or her proposal no later than August 23, 2010, provided that if the 2011 annual meeting is not held within 30 days before or after the anniversary date of the 2010 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and send our proxy materials. The notice and text should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

OTHER MATTERS

We know of no business which will be presented for consideration at the 2010 annual meeting other than that set forth in this proxy statement. However, if any such other business shall come before the 2010 annual meeting, the persons named in the proxies or their substitutes shall vote the proxies in respect of any such business in accordance with their best judgment.

We will bear the cost of solicitation of proxies. Our officers and employees may, without additional remuneration, assist in soliciting proxies by mail, e-mail, telephone and in person. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports to stockholders. This means that only one copy of this proxy statement or our annual report to stockholders may have been sent to multiple stockholders in a household. We will promptly deliver a separate copy of either document to any stockholder who writes to or calls us at the following address or telephone number: Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary; telephone number: 978-326-4000. If a stockholder wishes to receive separate copies of our annual report to stockholders and proxy statement in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her, or its bank, broker, or other nominee record holder. Alternatively, the stockholder may contact us at the above-referenced address or telephone number.

Electronic Access to Proxy Materials and Annual Report to Stockholders

Our stockholders can access this proxy statement and our 2009 Annual Report to Stockholders via www.proxyvote.com. For future annual meetings of stockholders, registered stockholders can consent to receiving our proxy materials by e-mail in lieu of receiving them by mail. If you are a registered stockholder and you have not already done so, you can choose this option by marking the “Electronic Access” box on the proxy card or by following the instructions provided when voting via the Internet or by telephone. If you choose this option, prior to each annual meeting of stockholders, we may send you an email containing either the proxy statement and our annual report to stockholders or a Notice of Internet Availability of Proxy Materials providing instructions for accessing such materials. Following this email, we may also send you a separate proxy card in the mail with a business reply envelope. Your choice will remain in effect unless you revoke it by contacting our agent, Broadridge Financial Services, Inc., at
800-579-1693 or visiting its website at www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

WE WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SEC. A request for our Annual Report on Form 10-K should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Vice President, General Counsel, and Secretary.

For the Board of Directors,

John J. Fry

Secretary

December 21, 2009

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF OUR BOARD. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

APPENDIX A

By-law Amendment

Article II—Directors

Section 2. Number and Election. A board of directors of such number, not less than five, nor more than eleven~~ten~~, as shall be fixed by the board before each annual meeting of the stockholders, shall be elected by the stockholders at the annual meeting. Notwithstanding anything to the contrary in Section 7 of Article I, and except as provided in Section 3 of this Article II, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement with respect to such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees is greater than the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must be greater than the number of votes cast “against” that director.

A-1

APPENDIX B

ANALOGIC CORPORATION

2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of Analogic Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”).

2.	Eligibility

All of the Company’s employees and officers, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 1,600,000 shares of common stock, $.05 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)).

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as 1.66 shares for each one share of

Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined in Section 5(c)) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.66 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.66 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimit contained in Section 4(b):

(A) all shares of Common Stock covered by an SAR shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit in Section 4(b); provided, however, that SARs that may be settled only in cash shall not be so counted;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code; and provided further, in the case of the exercise of an independent SAR, the number of shares counted against the shares available under the Plan and against the sublimit in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Section 162(m) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 150,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Analogic Corporation, any of Analogic Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to the additional conditions and requirements of Section 422 of the Code and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option effective as of a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Minimum Vesting. No Option that vests solely based on the passage of time shall vest earlier than the first anniversary of its date of grant. Notwithstanding the foregoing, the Board, either at the time an Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event (as defined in Section 10(c)(1)), the death or disability of the Participant, or the termination of the Participant’s employment by or service to the Company under circumstances specified in the Award agreement.

(e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option shall be granted with a term in excess of 10 years.

(f) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with payment in full (in the manner specified in Section 5(g)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would pay the exercise price for the portion of the Option being exercised by cancelling a portion of the Option for such number of shares as is equal to the exercise price divided by the excess of the Fair Market Value on the date of exercise over the Option exercise price per share.

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, or take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Exercisability and Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR, or take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (such grants of Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. Subject to Section 8(c), the Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Minimum Vesting. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Notwithstanding the foregoing, the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event, the death or disability of the Participant, or the termination of the Participant’s employment by or service to the Company under circumstances specified in the Award agreement.

(d) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided in the Restricted Stock agreement. Unless otherwise provided in the Restricted Stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(e) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to Section 8(c) and the other provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Minimum Vesting. No Other Stock-Based Award shall vest earlier than the first anniversary of its date of grant, unless the Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant or vests based on performance conditions rather than continuous employment by or service to the Company. Notwithstanding the foregoing, the Board, either at the time an Other Stock-Based Award is granted or at any time thereafter, may allow such Award to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of a Change in Control Event, the death or disability of the Participant, or the termination of the Participant’s employment by or service to the Company under circumstances specified in the Award agreement.

9.	Performance Awards

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: revenue; revenue growth; return on capital; total shareholder return; stock price performance; cash flow; earnings per share; return on equity; return on assets or net assets; net income; operating income; earnings before interest, taxes, depreciation and/or amortization; operating margin or profit margin; return on operating revenue; return on invested capital; market share; product development or product release schedules; new product innovation; product or other cost reductions; brand recognition/acceptance; product ship targets; sales of assets or subsidiaries; or customer satisfaction levels. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control Event.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Acceleration Upon a Change in Control Event.

(1) Definition. A “Change in Control Event” shall mean:

(A) any merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (i) and (ii) above, any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation);

(B) the issuance, sale or transfer, in a single transaction or series of related transactions, of capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction;

(C) the sale of all or substantially all of the assets of the Company; or

(D) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

(2) Effect on Awards. The agreement evidencing any Award under the Plan may provide that the Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, effective immediately prior to a Change in Control Event.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.

(1) Each Award, and (if applicable) the Participant’s acceptance thereof, shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(2) The agreement for any Award may include, or provide for the execution of a separate agreement that includes, restrictions on the Participant engaging in competitive activities during, and during a specified period of time following the termination of, such Participant’s employment with or service to the Company, and may further provide that should the Company determine that such non-competition covenant has been violated, all or a portion of such Award shall terminate or be forfeited.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(d), 7(c) and 8(c) (with respect to minimum vesting), Sections 5(h) and 6(e) (with respect to repricings), Section 9 (with respect to Performance Awards) and Section 12(d) (with respect to actions requiring stockholder approval), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 5(d), 7(c) and 8(c) (with respect to minimum vesting) and Section 9 (with respect to Performance Awards), the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). Awards may be granted under the Plan prior to such stockholder approval, provided such Awards are specifically contingent upon the obtaining of such stockholder approval. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. Awards may be made that are conditioned upon stockholder approval of any amendment to the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

978-326-4000

ANALOGIC CORPORATION

8	CENTENNIAL DRIVE

PEABODY, MA 01960

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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M18729-P87875

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

ANALOGIC CORPORATION

The Board of Directors recommends that you vote FOR each of the director nominees and FOR proposals 2, 3 and 4.

Vote on Directors

1. Election of Directors

Nominees:

1a.	Burton P. Drayer
1b.	James W. Green
1c.	James J. Judge
1d.	Kevin C. Melia
1e.	Fred B. Parks
1f.	Sophie V. Vandebroek
1g.	Gerald L. Wilson

For Against Abstain

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Vote on Proposals

2. To consider and act upon an amendment to the By-laws of Analogic Corporation to increase the maximum number of Directors that may serve on the Board of Directors from ten to eleven.

3.	To consider and act upon the Analogic Corporation 2009 Stock Incentive Plan.

4. To ratify the appointment of PricewaterhouseCoopers LLP as Analogic Corporation`s independent registered public accounting firm for the fiscal year ending July 31, 2010.

5. To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the meeting or any adjourned session or sessions thereof.

For Against Abstain

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For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M18730-P87875

Annual Meeting of Stockholders January 29, 2010, 11:00 A.M. Eastern Time

This proxy is solicited on behalf of the Board of Directors.

The stockholder(s) hereby appoint(s) James W. Green, Michael L. Levitz, and John J. Fry, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Analogic Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M. Eastern Time on January 29, 2010, at Analogic Corporation’s headquarters at 8 Centennial Drive, Peabody, Massachusetts 01960, and at any adjourned session or sessions thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. YOU MAY ALSO VOTE BY INTERNET OR PHONE FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY CARD.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side